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                                                                     Exhibit 11


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Americas Income Fund, Inc.


We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-64398 of our report dated February 12, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
April 25, 1997